Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-205764 and 333-22678 on Form S-3 and Nos. 333-225672, 333-223593, 333-222368, 333-216637, 333-210147, 333-203738, and 333-198753 on Form S-8 of our report dated March 12, 2019, relating to the consolidated financial statements of Minerva Neurosciences, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Minerva Neurosciences, Inc. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 12, 2019